TRIDEX CORPORATION AND SUBSIDIARIES
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                         Quarters Ended
                                                            ---------------------------------------
                                                              March 31, 1999       March 31, 1998
BASIC:
   EARNINGS (LOSS):
     Net income (loss) available to common stockholders       $         (726)      $           47
                                                            =======================================

   SHARES:
     Weighted average shares outstanding                           6,368,000            5,351,000
                                                            =======================================

   EARNINGS (LOSS) PER SHARE - BASIC:
     Net income (loss)                                        $        (0.11)      $         0.01
                                                            =======================================

DILUTED:
   EARNINGS (LOSS):
     Net income (loss) available to common stockholders       $         (726)      $           47
                                                            =======================================

   SHARES:
     Weighted average shares outstanding                           6,368,000            5,351,000
     Dilutive effect of outstanding options and warrants
       as determined by the treasury stock method                                         241,000
                                                            =======================================
                                                                   6,368,000            5,592,000
                                                            =======================================

   EARNINGS (LOSS) PER SHARE - DILUTED:
     Net income (loss)                                        $        (0.11)      $         0.01
                                                            =======================================